Pepco Holdings, Inc. Retirement Savings Plan

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-189291) pertaining to the Pepco Holdings, Inc. Retirement Savings Plan of our report dated June 25, 2014, with respect to the December 31, 2013 financial statements of the Pepco Holdings, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2014.

/s/ Mitchell & Titus, LLP

Washington, DC

June 19, 2015